Exhibit 10.102

GE Capital Corporation

March 20, 2013

GE Capital Retail Bank

170 West Election Road

Suite 125

Draper, UT 84020

Attn: Margaret Keane

Dear Ms. Keane:

Reference is made to (i) that certain Revolving Credit Agreement dated as of March 29, 1996, by and between GE Capital Consumer Card Co. and GE Capital Corporation (“GECC”) (“RCA No.1”); (ii) that certain Revolving Credit Agreement dated as of March 29, 1996, by and between GE Capital Consumer Card Co. and GECC (“RCA No. 2”); (iii) that certain Revolving Credit Agreement dated as of March 29, 1996, by and between GE Capital Consumer Card Co. and GECFS, Inc. (“RCA No. 3”); (iv) that certain Revolving Credit Agreement dated as of March 29, 1996, by and between GE Capital Consumer Card Co. and GECFS, Inc. (“RCA No. 4”); and (v) that certain Revolving Credit Agreement dated as of May 1996, by and between Monogram Credit Card Bank of Georgia and GECC (“RCA No. 5”) (as each has been or may be amended, modified or restated, collectively, the “Agreements”).

Pursuant to a certain Amendment dated October 1, 2008, each of the Agreements was amended to provide for an initial term through October 1, 2013. Under each of the Agreements, the initial term is automatically extended for successive terms of five years each unless GECC provides GE Capital Retail Bank (“GECRB”) with notice of its intent to terminate the Agreement at least three months prior to the end of the then-current term.

GECC hereby confirms that it will not exercise its right to terminate the Agreements as of the end of the initial term on October 1, 2013. Accordingly, GECC hereby confirms that the Agreements will be automatically extended for a renewal term of five years through September 30, 2018, unless otherwise terminated in accordance with the terms thereof.

Many thanks for your assistance with this request and please do not hesitate to contact me should you have any questions in respect to this matter.

Respectfully yours,

GE CAPITAL CORPORATION

/s/ Patricia Glassford
By:	Patricia Glassford
Its:	Chief Financial Officer, GE Capital Corporate Treasury